UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 21, 2012

Date of Report (Date of earliest event reported)

Rouse Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-075084
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas, Suite 2800, New York, New York	10110
(Address of principal executive offices)	(Zip Code)

(212) 608-5108

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, Rouse Properties, Inc. (“Rouse” or the “Company”) announced the appointment of Benjamin Schall as the Company’s new Chief Operating Officer, effective no later than March 12, 2012.  Prior to joining the Company, Mr. Schall, 36, served as the Senior Vice President of the Retail Division at Vornado Realty Trust, where he was employed from 2003 to 2012 and was responsible for all facets of Vornado’s suburban retail shopping center business.

Mr. Schall will receive annual base compensation of $500,000 and have a target annual cash bonus equal to 75% of his base salary, with a guaranteed bonus of $375,000 for 2012.

Mr. Schall will receive a one-time award of $2,150,000 payable in restricted shares of Rouse’s common stock (the “signing restricted stock”). Such restricted shares will vest in four equal annual installments on each of the first four anniversaries of the award grant date. Mr. Schall will receive a one-time award of options in 2012 to acquire a number of shares of Rouse’s common stock equal to the number obtained by dividing $4,750,000 by the closing price per share of Rouse’s common stock on the date of grant. These options will vest in five equal annual installments on each of the first five anniversaries of the award grant date. In addition, Mr. Schall will be entitled to receive annual stock option awards, beginning in 2013, subject to the satisfaction of performance measures and other criteria. Such annual awards will be based on the number of shares obtained by dividing (i) two times Mr. Schall’s base salary by (ii) the closing price per share of Rouse’s common stock on the date of the grant. Such annual stock option awards will vest in five annual installments on each of the first five anniversaries of the applicable award date.

If Mr. Schall is terminated by the Company without cause prior to the vesting of the signing restricted stock, the signing restricted stock will vest in full.  In addition, if Mr. Schall is terminated without cause within the first 12 months of employment, Mr. Schall will be eligible to receive a severance payment equal to 12 months’ base salary and a pro rated bonus for the year of termination.  If Mr. Schall is terminated without cause after the first 12 months of employment, Mr. Schall will be eligible to receive a severance payment equal to six months’ base salary and a pro rated bonus for the year of termination.

Michael McNaughton ceased to serve as the Company’s Chief Operating Officer as of February 24, 2012.  Under the terms of a proposed separation agreement between Mr. McNaughton and the Company, subject to certain conditions, Mr. McNaughton would be entitled to receive payment from the Company in the amount of $1,050,000 in 2012.

Brian Jenkins ceased to serve as the Executive Vice President, Development of the Company effective as of February 21, 2012.  Under the terms Mr. Jenkins’ separation,

subject to certain conditions, Mr. Jenkins is entitled to receive payment from the Company in the amount of $92,308 in 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 23, 2012 “Benjamin Schall Named Chief Operating Officer of Rouse Properties, Inc.” (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUSE PROPERTIES, INC.

By:	/s/ Andrew Silberfein
Andrew Silberfein
President and Chief Executive Officer

Date: February 24, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 23, 2012 “Benjamin Schall Named Chief Operating Officer of Rouse Properties, Inc.” (furnished herewith).